                                                                   EXHIBIT 9.1

                     FORM OF STOCKHOLDER VOTING AGREEMENT

     This Agreement, made to be effective the 5th day of October, 1999, by and among those individuals and entities named as Stockholders on the signature pages hereto (each of whom is individually designated herein as a "Stockholder" and collectively referred to herein as the "Stockholders"); AMERICAN CELLULAR CORPORATION, a Delaware corporation (the "Company"); ACC ACQUISITION LLC, a Delaware limited liability company ("Parent"); and ACC ACQUISITION CO., a Delaware corporation ("Merger Sub").

                                  WITNESSETH:

     WHEREAS, the Company, Parent and Merger Sub are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger (as it may be modified or amended from time to time, the "Merger Agreement");

     WHEREAS, capitalized terms used herein and not otherwise defined herein have the meaning given such terms in the Merger Agreement;

     WHEREAS, the Stockholders have reviewed a copy of the Merger Agreement;

     WHEREAS, each Stockholder owns of record and beneficially and has the unrestricted power to vote the shares of Class A Common Stock of the Company (the "Shares") listed opposite such Stockholder's name on Exhibit A hereto;
                                                          ---------

     WHEREAS, the Stockholders have executed a written consent of stockholders in lieu of a meeting approving the adoption of the Merger Agreement and the transactions contemplated thereby including the Merger (the "Stockholder Consent");

     WHEREAS, under the terms of the Merger Agreement, the Company has agreed to call a meeting of its stockholders for the purpose of voting upon the approval of the Merger described in the Merger Agreement (such meeting, together with any adjournments thereof, the "Stockholders' Meeting"); and

     WHEREAS, the Company, Parent and Merger Sub have made it a condition to entering into the Merger Agreement that the Stockholders shall have agreed to vote their Shares in favor of the Merger.

     NOW, THEREFORE, in consideration of the Company, Parent and Merger Sub entering into the Merger Agreement and to encourage the Company, Parent and Merger Sub to enter into the Merger Agreement and complete the Merger, the parties hereto agree as follows:

     1.   Agreement to Vote.  Each Stockholder agrees to vote all of its Subject
          -----------------
Securities (as defined in Section 4(a) below) as follows:

          (a) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby including the Merger at the Stockholders' Meeting and at any adjournment thereof and in connection with any written consent of stockholders in lieu of a meeting; and

          (b) against the approval of an offer, indication of interest or proposal to acquire all or a majority of the Company's consolidated business or more than a total of 9.9% of any class of the Company's capital stock, whether by merger, consolidation or other business combination, purchase of assets, tender or exchange offer or otherwise (other than the transactions contemplated by this Agreement) (each of the foregoing, an "Acquisition Proposal").
      --------------------

          (c) against any other action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that could reasonably be expected to impede, interfere with or delay the Merger or this Agreement.

     2.   PROXY.  EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS MERGER SUB AND
          -----
THE PRESIDENT OF MERGER SUB AND THE CHIEF FINANCIAL OFFICER OF MERGER SUB, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERGER SUB, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERGER SUB, AND ANY OTHER DESIGNEE OF MERGER SUB, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SUBJECT SECURITIES WITH RESPECT TO THE MATTERS IN CLAUSES (a),
(b), and (c) OF SECTION I ABOVE. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE REASONABLY NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

     3.   Termination.  This Agreement shall terminate on the earlier of:
          -----------

          (a) the date on which the Merger Agreement is terminated in accordance with its terms, or

          (b)   the date on which the Merger is consummated.

     4.   Representations and Warranties of the Stockholders.  Each Stockholder
          --------------------------------------------------
severally (not jointly and severally) represents and warrants to Parent and Merger Sub as follows:

          (a) Ownership of Securities. Such Stockholder is the record and beneficial owner of the number of Shares (together with any Shares hereafter acquired by such Stockholder, the "Subject Securities") set forth on Exhibit A attached hereto. Such Stockholder has sole voting power and
        ---------
     sole power to issue instructions with respect to the voting of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities. As of the date hereof, such Stockholder does not beneficially or of record own any Shares other than those set forth on Exhibit A.
              ----------

          (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders' agreement or voting trust. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (c) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall conflict with or result in any breach of any applicable partnership or other organizational documents applicable to such Stockholder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) No Liens. The Subject Securities are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements (except for the Stockholders Agreement, dated as of March 15, 1998, among the Company and the stockholders named on the signature pages therein, the provisions of which, in any event, shall in no way limit such stockholder's ability to enter into, or perform its obligations (including without limitation, voting its Subject Securities in favor of the Merger) under this Agreement), understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder and under applicable securities laws.

     5.   Covenants of the Stockholders.  Each Stockholder hereby agrees and
          -----------------------------
covenants that:

          (a) No Solicitation. Such Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to the making of any proposal by any Person (other than Parent or Merger Sub and other than advising such Person of the existence of this Agreement) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal. If such Stockholder receives any such proposal, then it shall promptly inform Parent of the terms and conditions, if any, of such proposal and the identity of the Person making it. Such Stockholder will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Restriction on Transfer, Proxies and Noninterference. Such Stockholder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Securities; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

          (c) Stockholder Consent. Such Stockholder will not agree to modify, amend or rescind the Stockholder Consent without the prior written approval of Buyer.

     6.   Appraisal Rights.  Such Stockholder agrees not to exercise any rights
          ----------------
(including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Subject Securities which may arise with respect to the Merger.

     7.   Action in Stockholder Capacity Only.  No Stockholder makes any
          -----------------------------------
agreement or understanding hereunder as a director or officer of the Company. Each Stockholder signs this Agreement solely in his, her or its capacity as record and beneficial owners of the Subject Securities, and nothing herein shall limit or affect any actions taken in such Stockholder's capacity as an officer or director of the Company, including, without limitation, any actions taken by such person in the exercise of such person's fiduciary duties as a director of the Company.

     8.   Condition Precedent to Effectiveness.  This Agreement shall be
          ------------------------------------
effective from and after such time as Stockholders holding at least 70% of the Shares shall have executed this Agreement.

     9.   Specific Performance.  Each Stockholder hereby acknowledges that
          --------------------
damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that Parent and Merger Sub shall be entitled to injunctive or other equitable relief upon such a breach by any Stockholder. Each Stockholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Parent and Merger Sub may have against a Stockholder for any failure to perform the Stockholder's obligations under this Agreement. The liability of each Stockholder hereunder shall be several and not joint and several and the liability of each Stockholder shall in all events be limited to the value of the Subject Securities owned by such Stockholder.

     10.  Governing Law.  This Agreement shall be enforceable under and
          -------------
construed in accordance with the laws of the State of Delaware.

     11.  Amendments; No Waivers.
          ----------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Stockholders, the Company, Parent and Merger Sub or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     12.  Further Actions.  Each of the parties agrees to cooperate fully in the
          ---------------
effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

     13.  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     14.  Exclusive Jurisdiction.  The parties agree that any legal action, suit
          ----------------------
or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in any federal court located in the State of Delaware or any Delaware state court, which shall be the exclusive jurisdiction and venue of said legal proceedings, and each party hereto consents to the personal jurisdiction of such courts and waives any objection that such party may now or hereafter have to the personal jurisdiction of such courts or the laying of venue of any such action, suit or proceeding.

     15.  Counterparts; Effectiveness.  This Agreement may be signed in any
          ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     16.  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the rights and obligations contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the Merger and other transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each Stockholder, the Company, Parent and Merger Sub have executed this Agreement to be effective as of the date set forth in the first paragraph above.

                                   AMERICAN CELLULAR CORPORATION,
                                   a Delaware corporation

                                   By:____________________________________
                                   Title:_________________________________

                                   ACC ACQUISITION LLC,
                                   a Delaware limited liability company


                                   By:  Dobson JV Company, Member


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                   By:  AT&T Wireless Services JV Co., Member


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                   ACC ACQUISITION CO.,
                                   a Delaware corporation

                                   By:____________________________________
                                   Title:_________________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

The Stockholders:

SPECTRUM EQUITY INVESTORS II, L.P.

By:  SPECTRUM EQUITY ASSOCIATES II, L.P.
     its Managing General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


PROVIDENCE EQUITY PARTNERS L.P.

By:  PROVIDENCE EQUITY PARTNERS, L.L.C.,
     its general partner

     By:___________________________
     Name:_________________________
     Title:________________________


TANDEM WIRELESS INVESTMENTS

By:  TANDEM WIRELESS CAPITAL, L.L.C.

     By:___________________________
     Name:_________________________
     Title:________________________


21st CENTURY COMMUNICATIONS PARTNERS, L.P.

By:  Sandler Investment Partners, L.P.
     General Partner

By:  Sandler Capital Management
     General Partner

By:  MJDM CORP., a General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

21st CENTURY COMMUNICATIONS T-E, L.P.

By:  Sandler Investment Partners, L.P.
     General Partner

By:  Sandler Capital Management
     General Partner

By:  MJDM CORP., a General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


21st CENTURY COMMUNICATIONS FOREIGN PARTNERS, L.P.

By:  Sandler Investment Partners, L.P.
     General Partner

By:  Sandler Capital Management
     General Partner

By:  MJDM CORP., a General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


SANDLER CAPITAL PARTNERS IV, L.P.

By:  Sandler Investment Partners, L.P.
     General Partner

By:  Sandler Capital Management
     General Partner

By:  MJDM CORP., a General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

SANDLER CAPITAL PARTNERS IV, FTE, L.P.

By:  Sandler Investment Partners, L.P.
     General Partner

By:  Sandler Capital Management
     General Partner

By:  MJDM CORP., a General Partner

     By:___________________________
     Name:_________________________
     Title:________________________



TRIUMPH PARTNERS III, L.P.

By:  Triumph III Advisors, L.P.
     General Partner

By:  Triumph III Advisors, Inc.
     General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


TRIUMPH III INVESTORS, L.P.

By:  Triumph III Advisors, Inc.
     General Partner

     By:___________________________
     Name:_________________________
     Title:________________________


FIRST UNION CAPITAL PARTNERS, INC.

By:___________________________
Name:_________________________
Title:________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

TORONTO DOMINION INVESTMENTS, INC.

By:___________________________
Name:_________________________
Title:________________________


MERRILL LYNCH KECALP, L.P. 1997

By:___________________________
Name:_________________________
Title:________________________


MERRILL LYNCH KECALP INTERNATIONAL, L.P. 1997

By:___________________________
Name:_________________________
Title:________________________


MERRILL LYNCH KECALP, L.P. 1999

By:___________________________
Name:_________________________
Title:________________________


ML IBK POSITIONS, INC.

By:___________________________
Name:_________________________
Title:________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

KECALP, INC. (acting as nominee for Merrill Lynch KECALP International L.P.
1999)

By:_____________________________
Name:___________________________
Title:__________________________


HARBOURVEST PARTNERS V

By:  HVP V - Direct Associates LLC
     a Delaware limited partnership

By:  HARBOURVEST PARTNERS, LLC
     a Delaware limited partnership

     By:_____________________________
     Name:___________________________
     Title:__________________________

INFORMATION ASSOCIATES, L.P.

By:  TRIDENT CAPITAL MANAGEMENT, L.L.C.
     its general partner

     By:_____________________________
     Name:___________________________
     Title:__________________________


INFORMATION ASSOCIATES-II, L.P.

By:_____________________________
Name:___________________________
Title:__________________________


IA-II AFFILIATES FUND, L.L.C.

By:_____________________________
Name:___________________________
Title:__________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

INFORMATION ASSOCIATES, C.V.

By:  TRIDENT CAPITAL MANAGEMENT, L.L.C.
     its investment general partner


     By:_____________________________
     Name:___________________________
     Title:__________________________


WEBER FAMILY TRUST dated 1/6/89

By:_____________________________
Name:___________________________
Title:__________________________


LION INVESTMENTS LIMITED

By:_____________________________
Name:___________________________
Title:__________________________


WESTPOOL INVESTMENTS TRUST


By:_____________________________
Name:___________________________
Title:__________________________


SGC PARTNERS II, LLC

By:_____________________________
Name:___________________________
Title:__________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

GENERATION CAPITAL PARTNERS, L.P.

By:       GENERATION PARTNERS, L.P.,
          its General Partner

          By:  Generation Capital Company LLC,
               its General Partner

               By:__________________________
               Name: _______________________
               Title: ______________________



TRIDENT CAPITAL PARTNERS ACC FACILITATION COMPANY LLC


By:_____________________________
Name:___________________________
Title:__________________________


STATE BOARD OF ADMINISTRATION OF FLORIDA

By:       GENERATION PARTNERS, L.P.,
          its General Partner

          By:  Generation Capital Company LLC,
               its General Partner

               By:__________________________
               Name:________________________
               Title:_______________________


GENERATION PARALLEL MANAGEMENT PARTNERS, L.P.

     By:  GENERATION PARTNERS, L.P.,
          its General Partner

          By:  Generation Capital Company LLC,
               its General Partner

               By:_________________________________
               Name:_______________________________
               Title:______________________________


               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

PILOT HOLDINGS L.P.


By:_____________________________
Name:___________________________
Title:__________________________


AMERICAN HOME ASSURANCE CORPORATION

By:_____________________________
Name:___________________________
Title:__________________________



By:  ___________________________
     JOHN FUJII


By:  ___________________________
     BRIAN McTERNAN


By:  ___________________________
     JANICE P. MERCER


By:  ___________________________
     JAMES J. WALTER


By:  ___________________________
     SALVATORE A. BUTINDARO


By:  ___________________________
     STEPHEN J. EASLEY



               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

By:  ___________________________
     KEITH MATHEWS


By:  ___________________________
     JAMES B. MCKETHAN



               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

By:  ___________________________
     MCTERNAN FAMILY TRUST



               [SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

                                   Exhibit A
                                   ---------

                                                                         Class A
                  NAME OF STOCKHOLDER                                 Common Stock
                  -------------------                                 ------------
Spectrum Equity Investors II LP                                             35,714

Providence Equity Partners LP                                               35,714

Tandem Wireless Investments                                                 28,571

Triumph Partners III, LP                                                    21,250

Triumph III Investors, LP                                                      179

First Union Capital Partners, Inc.                                          17,857

HarbourVest Partners V                                                      14,286

Information Associates, LP                                                   2,086

Information Associates, C.V.                                                    57

Information Associates-II, LP                                                8,572

IA-II Affiliates Fund, LLC                                                     500

Toronto Dominion Investments, Inc                                           10,714

Westpool Investments Trust                                                   6,069

Lion Investments Limited                                                     1,055

Weber Family Trust dated 1/6/89                                                 16

John Fujii                                                               2,948.375

Brian McTernan                                                            2,382.25

McTernan Family Trust                                                      566.125

Merrill Lynch KECALP, LP 1997                                                5,498

Merrill Lynch KECALP International, LP 1997                                  1,642

ML IBK Positions, Inc.                                                         357

Trident Capital Partners ACC Facilitation Company LLC                        3,071

                                                                             Class A
          NAME OF STOCKHOLDER                                             Common Stock
          -------------------                                             ------------
American Home Assurance Corporation                                          3,571

Generation Capital Partners LP                                               6,901

State Board Administration of Florida                                          246

Generation Parallel Management Partners LP                                       3

Sandler Capital Partners IV, LP                                             14,012

Sandler Capital Partners IV, FTE, LP                                         5,739

21/st/ Century Communications Partners LP                                    5,739

21/st/ Century Communications T-E LP                                           772

21/st/ Century Communications Foreign Partners LP                            1,952

Pilot Holdings LP                                                              358

SGC Partners II LLC                                                         11,786

Merrill Lynch KECALP, LP 1999                                                3,041

KECALP, Inc., acting as nominee for Merrill Lynch                              172
KECALP International L.P. 1999

Janice P. Mercer                                                               375

James J. Walter                                                                250

Salvatore A. Butindaro                                                         150

Stephen J. Easley                                                              100

James B. McKethan                                                              250

Keith Mathews                                                                  150
                                                                        ==============
TOTAL:                                                                     254,671.75